Exhibit 99.1

NEWS RELEASE

EQT NAMES ROBERT MCNALLY AS NEXT PRESIDENT AND CHIEF EXECUTIVE OFFICER

PITTSBURGH, PA (August 9, 2018) — EQT Corporation (NYSE: EQT), today announced that Robert J. McNally, EQT’s current Chief Financial Officer, will become President and Chief Executive Officer upon completion of the Company’s upstream and midstream business separation. McNally will succeed David L. Porges who has been acting as interim President and Chief Executive Officer of EQT since March of this year.

As part of the business separation, Porges will also step down from the EQT Board of Directors; and James E. Rohr, currently lead independent director of EQT’s Board, will become Chairman. Post-separation, Porges will become Chairman of the Board of Directors for Equitrans Midstream Corporation, the anticipated new, publicly traded midstream company.

Mr. Rohr stated, “Rob McNally has been an integral member of the EQT leadership team, helping to steer the Company through several transformative transactions, which ultimately will culminate with the upcoming upstream/midstream business separation. His deep financial experience and understanding of the sector will serve EQT and its shareholders well as it enters its next phase as a pure-play upstream business.”

“It is an honor to be chosen as CEO of EQT Corporation and I am thrilled to have this opportunity to lead our employees and shareholders into an exciting new chapter of EQT’s transformation,” said McNally. “I have worked closely with Dave and other members of EQT’s leadership team and Board of Directors for the past few years and, collectively, we have accomplished tremendous milestones that have positioned EQT for continued shareholder value creation. Post-separation, I look forward to working alongside our dedicated team of employees who share my commitment to the long-term success of our Company.”

McNally has been Senior Vice President and Chief Financial Officer of EQT since March 2016. During this time, he also served as Senior Vice President and Chief Financial Officer, and as a member of the Board of Directors, for EQT Midstream Services, LLC, the general partner of EQT Midstream Partners, LP and EQT GP Services, LLC, the general partner of EQT GP Holdings, LP.  McNally has more than 24 years of direct experience in the energy sector. Prior to joining EQT, he was Executive Vice President and Chief Financial Officer of Precision Drilling Corporation, a Calgary based oil and natural gas contract drilling, completions, and production services provider. He also has a strong capital markets background, which includes oversight of investments in energy technology start-ups at Kenda

Capital LLC; an initial public offering while with Warrior Energy Services Corp.; and several years of investment banking and M&A advisory experience with Simmons & Company International. McNally began his career with Schlumberger, working first in operations and then in sales.

“Along with a solid business foundation, Rob has substantial financial acumen and I am confident that his expertise will help to maintain our strong financial platform and leading cost structure, as well as enhance EQT’s position as an industry leader in the drilling and production of natural gas,” stated Porges. “In addition, having Rob take the helm as CEO provides a sense of stability for our employees who have been working diligently for many months — first on the transition activities related to last year’s acquisition, and now on the various tasks related to business separation. The future holds endless opportunities for EQT employees and shareholders — and as we prepare for this seamless, successful leadership transition, I look forward to many more good things to come.”

The proposed Separation remains subject to customary conditions, including receipt of a private letter ruling from the Internal Revenue Service with respect to the tax treatment of the transaction for U.S. federal income tax purposes, the effectiveness of a Form 10 registration statement to be filed with the Securities and Exchange Commission for the shares of Equitrans Midstream Corporation, and final approval and declaration of the spin-off dividend by the EQT Board of Directors.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT owns the general partner interest and a 91% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interest in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward- looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT and its subsidiaries, including the timing of any separation involving the production and midstream businesses; whether the conditions to the separation can be satisfied; and the expectations of management and board of director transition plans of EQT and EQT’s subsidiaries. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control. The risks and uncertainties that may affect the operations, performance and results of EQT’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQT’s Form 10-K for the year ended December 31, 2017, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

EQT analyst inquiries:

Patrick Kane, 412-553-7833

Chief Investor Relations Officer

pkane@eqt.com

EQM/EQGP analyst inquiries:

Nate Tetlow, 412-553-5834

Investor Relations Director

ntetlow@eqt.com

Media inquiries:

Natalie Cox, 412-395-3941

Corporate Director, Communications

ncox@eqt.com